UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4, 2022

VIMEO, INC.

(Exact name of registrant as specified in charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY 10011
(Address of principal executive offices)

(212) 314-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2022, Vimeo, Inc. (the “Company”) announced that it has appointed Gillian Munson as its Chief Financial Officer, effective immediately. Ms. Munson will succeed Mr. Narayan P. Menon, the Company’s current Chief Financial Officer whose expected departure was previously announced on February 9, 2022. Mr. Menon will stay on as Executive Advisor until December 31, 2022.

Ms. Munson, age 51, served as the Chief Financial Officer of Iora Health, Inc., a healthcare company, from January 2021 to March 2022, and as a Venture Partner at Union Square Ventures from 2019 to 2022. From 2013 to 2019, she served as Chief Financial Officer of XO Group Inc., the parent company of The Knot Inc., a media and technology company. Ms. Munson’s previous positions include Managing Director at Allen & Company LLC, Vice President, Business Development at Symbol Technologies, LLC, and both Executive Director and Senior Equity Analyst at Morgan Stanley. Ms. Munson has served on the board of directors of Duolingo, Inc., a publicly-traded language learning company, since September 2019, and on the board of directors of Phreesia, Inc., a publicly-traded software company, since May 2019. She previously served on the board of directors of Monster Worldwide, Inc. from 2015 to 2016. Ms. Munson holds a B.A. in Political Science and Economics from the Colorado College in Colorado Springs.

In connection with Ms. Munson’s appointment, Ms. Munson and the Company entered into an offer letter dated April 2, 2022, which set forth the terms and conditions of her at-will employment with the Company. Ms. Munson will receive an annual base salary of $400,000 and be eligible for a discretionary annual bonus with a target bonus of 80% of her base salary. In addition, the Company will grant Ms. Munson 827,802 restricted stock units, which will vest in three equal installments on an annual basis. If Ms. Munson’s employment is terminated by the Company without cause or if Ms. Munson terminates her employment with the Company for good reason (as such terms are defined in the Agreement), she will be entitled to severance equal to (i) at least twelve months of her then-current salary and (ii) health benefits coverage for twelve months or, at the Company’s option, COBRA coverage for the same period, subject to her execution of a standard severance agreement. Ms. Munson has agreed to confidentiality, intellectual property, non-competition and non-solicitation covenants.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated April 4, 2022, issued by Vimeo, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of April, 2022.

VIMEO, INC.

By:	/s/ Michael A. Cheah
Name:	Michael A. Cheah
Title:	General Counsel & Secretary